Exhibit 10.2

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

QEP FIELD SERVICES COMPANY

QEP MIDSTREAM PARTNERS GP, LLC

QEP MIDSTREAM PARTNERS, LP

AND

QEP MIDSTREAM PARTNERS OPERATING, LLC

Dated as of [ — ], 2013

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of [ — ], 2013 (this “Agreement”), is by and among QEP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), QEP Midstream Partners GP, LLC, a Delaware limited liability company (the “General Partner”), QEP Field Services Company, a Delaware corporation (“Field Services”), and QEP Midstream Partners Operating, LLC, a Delaware limited liability company (“OLLC”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Field Services have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	Field Services formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed to the General Partner $1,000 in exchange for all of the limited liability company interests in the General Partner.

2.	The General Partner and Field Services formed the Partnership under the terms of the Delaware LP Act and contributed $20 and $980 to the Partnership, respectively, in exchange for a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in the Partnership.

3.	Field Services formed OLLC under the terms of the Delaware LLC Act and contributed to OLLC $1,000 in exchange for all of the limited liability company interests in OLLC.

4.	Field Services formed QEPM Gathering I, LLC (“QEP Gathering”) under the terms of the Delaware LLC Act and contributed to QEP Gathering $1,000 in exchange for all of the limited liability company interests in QEP Gathering.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified herein:

1.	Field Services will convey (i) a 100% limited liability company interest in Rendezvous Pipeline Company, L.L.C. (“Rendezvous Pipeline”) and (ii) a 78% limited liability company interest in Rendezvous Gas Services, L.L.C. (“Rendezvous Gas”), in each case to QEP Gathering as a capital contribution.

2.	Field Services will convey (i) a 100% limited liability company interest in QEP Gathering and (ii) a 50% limited liability company interest in Three Rivers Gathering, L.L.C. (“Three Rivers”), in each case to OLLC as a capital contribution and in exchange for OLLC assuming $[ — ] million of Field Services’ existing debt (the “Existing Debt”).

3.	Field Services will convey 2.0% of its limited liability company interest in OLLC to the General Partner as a capital contribution with a value equal to 2.0% of the equity of the Partnership (the “OLLC Interest”).

4.	The General Partner will convey the OLLC Interest to the Partnership as a capital contribution in exchange for (i) [ — ] general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership and (ii) the Incentive Distribution Rights in the Partnership.

5.	Field Services will contribute its remaining interest in OLLC (the “LP Contribution Interest”) to the Partnership in exchange for (i) [ — ] Common Units representing a [ — ]% limited partner interest in the Partnership, (ii) [ — ] Subordinated Units representing a 49.0% limited partner interest in the Partnership, and (iii) the right to receive $[ — ] million in cash, all of which will be used to reimburse Field Services for certain capital expenditures made with respect to the contributed assets (the “Equity Distribution”).

6.	The Partnership will redeem the initial limited partner interests of Field Services and will refund Field Services’ initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to Field Services, in proportion to such initial contribution.

7.	The agreements of limited partnership and the limited liability company agreements of certain of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.

WHEREAS, the members, partners or stockholders of the Parties have taken all partnership, limited liability company or corporate action, as the case may be, required to approve the transactions contemplated by this Agreement.

WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the Partnership for $[ — ] million in cash, less the amount of $[ — ] million payable to the Underwriters after taking into account the Underwriters’ discount of [ — ]% and the Structuring Fee payable to Wells Fargo Securities, LLC, [ — ] Common Units (representing a [ — ]% limited partner interest in the Partnership).

WHEREAS, at the Effective Time, the Partnership will (i) pay the Structuring Fee to Wells Fargo Securities, LLC, (ii) pay the transaction expenses, estimated to be approximately $[ — ] million, (iii) contribute $[ — ] million to OLLC to repay the Existing Debt and (iv) pay the Equity Distribution to Field Services.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

In addition to the terms defined in the introductory paragraph and the recitals of this Agreement, for purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Contribution by Field Services of its 100% Limited Liability Company Interest in Rendezvous Pipeline and 78% Limited Liability Company Interest in Rendezvous Gas to QEP Gathering. Field Services hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to QEP Gathering its (i) 100% limited liability company interest in Rendezvous Pipeline (the “Rendezvous Pipeline Interest”) and (ii) 78% limited liability company interest in Rendezvous Gas (the “Rendezvous Gas Interest”), in each case as a capital contribution, and QEP Gathering hereby accepts the Rendezvous Pipeline Interest and the Rendezvous Gas Interest (the “Gathering Contribution”). Notwithstanding anything in the Operating Agreement of Rendezvous Pipeline, dated as of January 20, 2006 (the “Rendezvous Pipeline Agreement”) or the Limited Liability Company Operating Agreement of Rendezvous Gas, dated as of September 12, 2001 (the “Rendezvous Gas Agreement”) to the contrary, as applicable, pursuant to the Gathering Contribution (i) QEP Gathering is hereby admitted as a member of each of Rendezvous Pipeline and Rendezvous Gas and agrees that it is bound by the Rendezvous Pipeline Agreement and the Rendezvous Gas Agreement, as the sole member of Rendezvous Pipeline and a member of Rendezvous Gas, respectively, (ii) Field Services hereby ceases to be a member of each of Rendezvous Pipeline and Rendezvous Gas immediately following QEP Gathering’s admission to each as described in (i), and (iii) both Rendezvous Pipeline and Rendezvous Gas hereby continue without dissolution with QEP Gathering as a member of each.

Section 2.2 Contribution by Field Services of its 100% Limited Liability Company Interest in QEP Gathering and 50% Limited Liability Company Interest in Three Rivers to OLLC. Field Services hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC its (i) 100% limited liability company interest in QEP Gathering (the “QEP Gathering Interest”) and (ii) 50% limited liability company interest in Three Rivers (the “Three Rivers Interest”), in each case as a capital contribution and in exchange for OLLC assuming the Existing Debt, and OLLC hereby accepts the QEP Gathering Interest and the Three Rivers Interest (the “Field Services Contribution”) and assumes the Existing Debt. Notwithstanding anything in the Limited Liability Company Agreement of QEP Gathering, dated as of [ — ], 2013 (the “QEP Gathering Agreement”) or the Limited Liability Company Operating Agreement of Three Rivers, dated as of July 1, 2007 (the “Three Rivers Agreement”) to the

contrary, as applicable, pursuant to the Field Services Contribution (i) OLLC is hereby admitted as a member of each of QEP Gathering and Three Rivers and agrees that it is bound by the QEP Gathering Agreement and the Three Rivers Agreement, as the sole member of QEP Gathering and a member of Three Rivers, respectively, (ii) Field Services hereby ceases to be a member of each of QEP Gathering and Three Rivers immediately following OLLC’s admission to each as described in (i), and (iii) both QEP Gathering and Three Rivers hereby continue without dissolution with OLLC as a member of each.

Section 2.3 Conveyance by Field Services of the OLLC Interest to the General Partner. Field Services hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner the OLLC Interest as a capital contribution, and the General Partner hereby accepts the OLLC Interest (the “OLLC GP Contribution”). Notwithstanding anything in the Limited Liability Company Agreement of OLLC, dated as of April 19, 2013 (the “OLLC Agreement”), to the contrary, pursuant to the OLLC GP Contribution, (i) the General Partner is hereby admitted to OLLC as a member of OLLC and agrees that it is bound by the OLLC Agreement, as a member of OLLC, and (ii) OLLC hereby continues without dissolution.

Section 2.4 Conveyance by the General Partner of the OLLC Interest to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the OLLC Interest as a capital contribution in exchange for (i) [ — ] general partner units representing a continuation of its 2.0% general partner interest in the Partnership and (ii) the issuance of the Incentive Distribution Rights, and the Partnership hereby accepts such OLLC Interest as a contribution to the capital of the Partnership (the “OLLC Partnership Contribution”). Notwithstanding anything in the OLLC Agreement to the contrary, pursuant to the OLLC Partnership Contribution (i) the Partnership is hereby admitted to OLLC as a member of OLLC and agrees that it is bound by the OLLC Agreement as a member of OLLC, (ii) the General Partner hereby ceases to be a member of OLLC immediately following the Partnership’s admission as described in (i), and (iii) OLLC hereby continues without dissolution.

Section 2.5 Contribution by Field Services of the LP Contribution Interest to the Partnership. Field Services hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the LP Contribution Interest, as a capital contribution, in exchange for (i) [ — ] Common Units representing a [ — ]% limited partner interest in the Partnership, (ii) [ — ] Subordinated Units representing a [ — ]% limited partner interest in the Partnership and (iii) the right to receive the Equity Distribution, all of which will be used to reimburse Field Services for certain capital expenditures it incurred with respect to the contributed assets pursuant to Treasury Regulation Section 1.70-74(d). The Partnership hereby (A) accepts such LP Contribution Interest as a contribution to the capital of the Partnership, and (B) undertakes to pay the Equity Distribution to Field Services as contemplated in clause (iii) of this Section 2.5 (the “OLLC LP Contribution”). Notwithstanding anything in the OLLC Agreement to the contrary, pursuant to the OLLC LP Contribution (i) Field Services hereby ceases to be a member of OLLC and (ii) OLLC hereby continues without dissolution with the Partnership as the sole member of OLLC.

Section 2.6 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of approximately $[ — ] in cash ($[ — ] net to the Partnership after deducting the underwriting discounts and commissions of $[ — ] and the Structuring Fee payable to Wells Fargo Securities, LLC) in exchange for the issuance by the Partnership to the Underwriters of [ — ] Common Units, representing a [ — ]% limited partner interest in the Partnership.

Section 2.7 Payment of the Structuring Fee. The Partnership agrees to pay Wells Fargo Securities, LLC the Structuring Fee.

Section 2.8 Payment of Transaction Costs. The Parties acknowledge the payment by the Partnership of transaction expenses in the amount of approximately $[ — ].

Section 2.9 Payment of Equity Distribution. The Partnership hereby pays the Equity Distribution to Field Services.

Section 2.10 Repayment of Existing Debt by OLLC. The Parties acknowledge the repayment of the Existing Debt by OLLC with a portion of the proceeds described in Section 2.6 and contributed to OLLC.

Section 2.11 Redemption of Holdings’ Initial Limited Partner Interests. For and in consideration of the payment by the Partnership of $980 to Field Services as a refund of its initial capital contribution to the Partnership, along with any interest or profit that resulted from the investment or other use of such capital contribution, the Partnership hereby redeems all of the initial limited partner interests of Field Services.

ARTICLE III

ADDITIONAL TRANSACTIONS

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [ — ] Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from Field Services the number of Common Units issued upon such exercise.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the state of Delaware. Each Party hereby submits to the jurisdiction of the state and federal courts in the state of Delaware and to venue in the state and federal courts in New Castle County, Delaware.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

QEP FIELD SERVICES COMPANY

By:
Name:
Title:

QEP MIDSTREAM PARTNERS GP, LLC

By:
Name:
Title:

QEP MIDSTREAM PARTNERS, LP

By:	QEP MIDSTREAM PARTNERS GP, LLC its general partner

By:
Name:
Title:

QEP MIDSTREAM PARTNERS OPERATING, LLC

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

APPENDIX A

Attached to and made part of that certain Contribution, Conveyance and Assumption Agreement, dated as of [ — ], 2013, by and among QEP Midstream Partners, LP, a Delaware limited partnership, QEP Midstream Partners GP, LLC, a Delaware limited liability company, QEP Field Services Company, a Delaware corporation, and QEP Midstream Partners Operating, LLC, a Delaware limited liability company.

“Agreement” has the meaning assigned to such term in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means a common unit representing a limited partner interest in the Partnership. The term “Common Unit” does not include a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms of the Partnership Agreement.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“Equity Distribution” has the meaning assigned to such term in the recitals.

“Existing Debt” has the meaning assigned to such term in the recitals.

“Field Services” has the meaning assigned to such term in the preamble.

“Field Services Contribution” has the meaning set forth in Section 2.2.

“Gathering Contribution” has the meaning set forth in Section 2.1.

“General Partner” has the meaning assigned to such term in the preamble.

“OLLC Interest” has the meaning assigned to such term in the recitals.

“Incentive Distribution Rights” means a limited partner interest in the Partnership having the rights and obligations specified with respect to Incentive Distribution Rights in the Partnership Agreement (and no other rights otherwise available to or other obligations of a holder of an equity interest in the Partnership).

“LP Contribution Interest” has the meaning assigned to such term in the recitals.

“OLLC” has the meaning assigned to such term in the preamble.

“OLLC Agreement” has the meaning set forth in Section 2.3.

“OLLC GP Contribution” has the meaning set forth in Section 2.3.

“OLLC LP Contribution” has the meaning set forth in Section 2.5.

“OLLC Partnership Contribution” has the meaning set forth in Section 2.4.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of QEP Midstream Partners, LP dated as of [ — ], 2013.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“QEP Gathering” has the meaning assigned to such term in the recitals.

“QEP Gathering Agreement” has the meaning set forth in Section 2.2.

“QEP Gathering Interest” has the meaning set forth in Section 2.2.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-188487), as amended and effective at the Effective Time.

“Rendezvous Gas” has the meaning assigned to such term in the recitals.

“Rendezvous Gas Agreement” has the meaning set forth in Section 2.1.

“Rendezvous Gas Interest” has the meaning set forth in Section 2.1.

“Rendezvous Pipeline” has the meaning assigned to such term in the recitals.

“Rendezvous Pipeline Agreement” has the meaning set forth in Section 2.1.

“Rendezvous Pipeline Interest” has the meaning set forth in Section 2.1.

“Structuring Fee” means a fee for certain advisory services equal to 0.50% of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Units” means a limited partner interest in the Partnership having the rights and obligations specified with respect to Subordinated Units in the Partnership Agreement. The term “Subordinated Unit” does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Three Rivers” has the meaning assigned to such term in the recitals.

“Three Rivers Agreement” has the meaning set forth in Section 2.2.

“Three Rivers Interest” has the meaning set forth in Section 2.2.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwriters” means those underwriters listed on Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement by and among Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC as representatives of the Underwriters, the General Partner, the Partnership and OLLC dated as of [ — ], 2013.